Exhibit 99.3

American Eagle Energy Announces Forbearance Agreement

DENVER, CO—April 7, 2015—American Eagle Energy Corporation (NYSE MKT: AMZG) (the “Company”) announces that on April 2, 2015, the following events occurred in respect of the Notes (the “August Notes”) that the Company sold in August 2014:

•	The Company entered into a Forbearance Agreement with four holders (the “Ad Hoc Group”), who collectively own or manage in excess of 50% (face amount) of the August Notes;

•	The Company tendered the sum of $4.0 million as a partial interest payment to U.S. Bank National Association, as trustee under an Indenture, dated as of August 27, 2014, pursuant to which, among other things, the Company issued the August Notes to the holders thereof, some of whom are members of the Ad Hoc Group, which partial interest payment left the Company in default as to approximately $5.8 million of unpaid interest as of April 1, 2015, as well as certain other fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Indenture and the other related documents;

•	The Company received a letter from SunTrust Bank, as control agent, in respect of an August 27, 2015, Intercreditor Agreement among SunTrust Bank, as First Lien Collateral Agent, U.S. Bank National Association, as the Second Lien Collateral Agent, and the Company, in which SunTrust Bank provided notice of its resignation as control agent under that Intercreditor Agreement, which resignation is to become effective on May 1, 2015, unless SunTrust Bank is replaced in that role earlier; and

•	The Company received a letter from SunTrust Bank, as administrative agent, in respect of a Credit Agreement that the Company entered contemporaneously with the Intercreditor Agreement, in which SunTrust Bank gave the Company notice of an Event of Default thereunder – specifically, the Company’s failure to have paid the above-referenced interest payment in full, rather than in part.

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota, targeting the Bakken and Three Forks shale oil formations. The Company is based in Denver, CO. More information about American Eagle can be found at www.americaneagleenergy.com or by contacting investor relations at 303-798-5235 or ir@amzgcorp.com. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s website at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans, and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements or any of the information set forth in this press release.

CORPORATE CONTACT:

Marty Beskow, CFA

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

720-330-8378

ir@amzgcorp.com

www.americaneagleenergy.com